EXHIBIT 3







                                   BY-LAWS

                                     OF

                         INDIANAPOLIS POWER & LIGHT

                                   COMPANY





















                   --------------------------------------
                         As Amended and Restated in
                         Full on May 27, 1969, and
                             Further Amended on
                              January 26, 1971
                              January 30, 1973,
                              January 28, 1975,
                               April 27, 1976,
                               March 31, 1981,
                              January 31, 1984,
                                May 30, 1989,
                             November 13, 1989,
                            August 27, 1991, and
                              January 25, 1994
                   --------------------------------------











                                  BY-LAWS
                                    OF
                        INDIANAPOLIS POWER & LIGHT
                                 COMPANY
                   --------------------------------------
                        As Amended and Restated in
                        Full on May 27, 1969, and
                            Further Amended on
                             January 26, 1971,
                             January 30, 1973,
                             January 28, 1975,
                              April 27, 1976,
                              March 31, 1981,
                             January 31, 1984
                               May 30, 1989,
                            November 13, 1989,
                           August 27, 1991, and
                             January 25, 1994
                   --------------------------------------


                                ARTICLE I.

                                 Offices
                                 -------

     SECTION 1. Principal Office. The principal office of the Company shall be in the City of Indianapolis, County of Marion, State of Indiana.

     SECTION 2. Other Offices. The Company may also have an office in the City of Chicago, Illinois, and in the City of New York, New York, and also offices at such other places as the Board of Directors may from time to time appoint or the business of the Company may require.


                               ARTICLE II.

                         Shareholders Meetings
                         ---------------------

     SECTION 1. Place of Meeting. Meetings of the shareholders of the Company shall be held at such place within or without the State of Indiana as may be specified from time to time in the respective notices, waivers of notice thereof, or by resolution of the Board of Directors or the shareholders.

     SECTION 2. Annual Meeting. The annual meeting of shareholders shall be held on the third Wednesday of April of each year at the hour of 10 o'clock A.M., unless such day shall be a legal holiday, in which event the meeting shall be held on the next succeeding business day at the same hour.

                     (As Amended January 31, 1984)

     SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the President, by the Board of Directors, or by shareholders holding not less than one-fourth of all the shares outstanding and entitled by the Amended Articles of Incorporation to vote on the business proposed to be transacted thereat. Business transacted at any such meeting shall be confined to the objects stated in the call and matters germane thereto.



     SECTION 4. Notice of Meetings; Waiver. Written or printed notice, stating the place, day and hour of the annual and/or special meetings of the shareholders, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officer or persons calling the meeting, to each shareholder of record entitled by the Amended Articles of Incorporation and by law to vote at such meeting, at such address as appears upon the records of the Company, at least ten (10) days before the date of the meeting.

     Notice of any shareholders meeting may be waived in writing by any shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

     SECTION 5. Quorum. The holders of a majority of the shares issued and outstanding and then entitled to vote, present in person or represented by proxy, shall be requisite and sufficient to constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Amended Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall attend, when any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. Voting. At each meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney and delivered to the Secretary of the meeting. Each shareholder shall have one vote for each share of common stock and two votes for each share of preferred stock registered in his name at the time of the closing of the transfer books or taking of the record for said meeting. The vote for directors, and, upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had by plurality vote and all other questions shall be decided by a majority vote, except as otherwise provided by law, by the Amended Articles of Incorporation, or by these By-Laws.

                                ARTICLE III.

                                 Directors
                                 ---------

     SECTION 1. Number and Term. The number of directors of this Company shall be seventeen (17). Such directors shall be elected for a term of one year each and until their successors are duly elected and qualified.

        (As Amended January 25, 1994 to be Effective April 20, 1994)

     SECTION 2. Powers and Duties. In addition to the powers and duties expressly conferred upon it either by law, by the Amended Articles of Incorporation, or by these By-Laws, the Board of Directors may exercise all such powers of the Company as are conferred upon the Company by law and by the Amended Articles of Incorporation, and do all such lawful acts and things as are not inconsistent with the law or the Amended Articles of Incorporation.

     Subject to the provisions of law, the Amended Articles of Incorporation, and the resolutions of the Board of Directors creating the several series of the Company's outstanding Cumulative Preferred Stock, the Board of Directors shall have absolute discretion in the declaration of dividends and in changing the date for the declaration and payment of dividends.

                                   --2--


     SECTION 3. Annual and Regular Meetings; Notice. The annual meeting of the Board of Directors shall be held on the last Tuesday of the month in which the annual meeting of shareholders is held, and other regular meetings of the Board of Directors shall be held on the last Tuesday of each month. If the day fixed pursuant to this Section for the annual or any regular meeting shall be a legal holiday, then such annual or regular meeting shall be held on the next succeeding business day.

     The annual meeting and all regular meetings of the Board shall be held at 1:30 P.M. at the principal office of the Company, unless notice of a different time and/or place is given with respect to any such meeting at least seven days prior thereto by mail or three days prior thereto by telegraph. No notice of the annual or any regular meeting of the Board shall be required unless such meeting is to be held at a time and/or place other than the principal office of the Company.

                       (As Amended January 26, 1971)

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, or any two directors on two days' notice by mail or one day's notice by telephone or telegraph to each director, which notice shall state the time, place and purpose of the holding of such meetings. Any special meeting of the Board of Directors may be held either within or without the State of Indiana.

     SECTION 5. Quorum. At all meetings of the Board of Directors a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise may be provided specifically by statute, by the Amended Articles of Incorporation, or by these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those directors present may adjourn the meeting to another day and thereupon the Secretary shall mail, telephone, or telegraph to each director, notice of the time and place of the holding of such adjourned meeting. At any such adjourned meeting at which there is a quorum present, any business may be transacted which might have been transacted at the meeting as originally scheduled or called.

     SECTION 6. Resignations. Any director of the Company may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Company. Any such resignation shall take effect at time specified therein, or if the time is not specified, upon receipt thereof. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 7. Vacancies. Except as otherwise provided in the Amended Articles of Incorporation, any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors may be filled by a majority vote of the remaining members of the Board, until the next annual or special meeting of the shareholders or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the shareholders at a special meeting called for the purpose. Shareholders shall be notified of any increase in the number of directors and the name, address, principal occupation and other pertinent information about any director elected by the Board of Directors to fill any vacancy. Such notice shall be given in the next mailing sent to shareholders following any such increase or election, or both, as the case may be.

                                   --3--


                                ARTICLE IV.

                   Committees Of The Board Of Directors
                   ------------------------------------

     SECTION 1. Executive Committee.

     Number and Powers. The Board of Directors shall create an Executive Committee consisting of the Chairman of the Board of Directors and the President, as ex officio members, and two or more directors who shall be elected by the Board of Directors from time to time to hold office until the next annual meeting of the Board of Directors and until their respective successors are duly elected and qualified. The Board of Directors shall designate the Chairman of such committee.

     The Executive Committee shall have and exercise (except as the Board of Directors shall direct and except when the Board of Directors shall be in session) such powers and rights of the full Board of Directors in the management of the business and affairs of the Company as may be lawful, and it shall have power to authorize the seal of the Company to be affixed to all papers which may require it.

     Meetings and Notice. Meetings of the Executive Committee may be held either at the office of the Company in the City of Indianapolis, Indiana, or at such other places as the Executive Committee or Chairman thereof shall from time to time designate. Such meetings may be called by or at the request of the Chairman or any member of the Executive Committee by giving at least twenty-four (24) hours' previous notice to each member of the Executive Committee. Such notice may be given personally or by telephone or telegraph.

     Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of such majority shall be necessary to the determination of any question.

     Compensation. The members of the Executive Committee, other than ex officio members, shall be entitled to receive such compensation as may be determined from time to time by the Board of Directors.

     Minutes. Minutes of the meetings of the Executive Committee shall be kept and read at the next meeting of the Board of Directors.

     Vacancies. Vacancies occurring in the Executive Committee shall be filled by the Board of Directors at any meeting of said Board.

                        (As Amended April 27, 1976)

     SECTION 2. Audit Committee.

     The Board of Directors, by a majority vote of the whole Board of Directors, may designate three (3) or more members of such Board who shall not be officers of the Company to constitute an Audit Committee. Such Committee shall have and exercise such authority as shall be specified in the resolution of the Board of Directors appointing such Committee. The Chairman of such Audit Committee shall be designated by the Board of Directors.

                       (As Amended August 27, 1991)

                                   --4--


                                ARTICLE V.
                          Officers of the Company
                          -----------------------

     SECTION 1. Officers. The officers of the Company shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, and, if the Board of Directors desires, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, who shall be elected by the Board of Directors at its annual meeting. Any two or more of such offices may be held by the same person, except that the duties of the President and Secretary, shall not be performed by the same person. In the election of Vice Presidents, the Board of Directors may give each vice presidency such special designation as it may deem appropriate. The Chairman of the Board of Directors and the President shall be chosen from among the directors.

     The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall have such authority and perform such duties as from time to time shall be prescribed by the Board of Directors.

                       (As Amended January 26, 1971)

     SECTION 2. Salaries. The salaries of all officers of the Company shall be fixed by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Company.

     SECTION 3. Term; Removal. The officers of the Company shall hold office for one year and until their successors are chosen and qualified; provided, however, that any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the full Board of Directors.

     SECTION 4. Resignations. Any officer of the Company may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary of the Company. Any such resignation shall take effect at time specified therein, or if the time be not specified, upon receipt thereof. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5. Vacancies. If the office of the Chairman of the Board of Directors, the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Vice President, Assistant Secretary, Assistant Treasurer, or Assistant Controller, or other officer or agent, is vacant or becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or the creation of a new office, the Board of Directors shall elect a person to such office who shall hold office for the unexpired term in respect of which such vacancy occurred; provided that, in its discretion, the Board of Directors, by vote of a majority of the whole Board, may leave unfilled for such period as it deems appropriate any office, except the offices of President, Controller, Treasurer and Secretary.

                       (As Amended January 30, 1973)

     SECTION 6. Duties of Officers May Be Delegated. In case of the absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate the power or duties of such officer to any other officer, or to any director for the time being.

                                   --5--


     SECTION 7. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the chief executive officer of the Company. Subject to the control of the Board of Directors, he shall have general charge of, and supervision and authority over the business and affairs of the Company. He shall preside at all meetings of the shareholders and directors of the Company. He shall have such other duties as may be assigned to him by the Board of Directors.

      (As Amended November 13, 1989 to be Effective February 1, 1990)

     SECTION 8. President. The President shall be the chief operating officer of the Company. Subject to the supervision of the Chairman of the Board of Directors and the Board of Directors, itself, he shall have general charge of, and supervision and authority over, the operations of the Company. In the absence of the Chairman of the Board of Directors, he shall preside at all meetings of the shareholders and directors. He shall perform such other duties as are incident to his office or as may be assigned to him by the Board of Directors or the Chairman of the Board of Directors.

                       (As Amended January 28, 1975)

     SECTION 9. Vice Presidents. Subject to the control of the Board of Directors, the Chairman of the Board of Directors and the President, the Vice Presidents and the Assistant Vice Presidents shall have such power, and perform such duties, as the Board of Directors, the Chairman of the Board of Directors, or the President, from time to time shall assign to them, and, in the case of Assistant Vice Presidents, such powers and duties as may be assigned to them by the respective Vice Presidents whom they assist.

                       (As Amended January 28, 1975)

     SECTION 10. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the shareholders and Board of Directors, and shall record all votes and other proceedings in a book to be kept for that purpose. He shall give, or cause to be given, all required notices of meetings of the shareholders and Board of Directors. He shall have custody of the seal of the Company and of its records, and shall perform such other duties as usually appertain to the office of Secretary and as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President.

     The Assistant Secretaries shall perform such duties as shall be delegated to them by the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary.

                       (As Amended January 28, 1975)

     SECTION 11. Treasurer and Assistant Treasurers. The Treasurer shall have custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books of the Company to be kept for that purpose. He shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositaries as may be designated by authority of the Board of Directors, and shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the Board of Directors, whenever it may so require, an account of all his transactions as Treasurer and of the financial condition of the Company. He shall have such other powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board of Directors or the President.

     The Assistant Treasurers shall perform such duties as shall be delegated to them by the Board

                                   --6--



of Directors, the Chairman of the Board of Directors, the President or the Treasurer.

                       (As Amended January 28, 1975)

     SECTION 12. Controller and Assistant Controllers. The Controller shall be the chief accounting officer of the Company. He shall keep or cause to be kept all books of account and accounting records of the Company, and shall render appropriate financial statements to the Board of Directors and to the shareholders. He shall perform such other duties as usually appertain to the office of Controller and as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President.

     The Assistant Controllers shall perform such duties as shall be delegated to them by the Board of Directors, the Chairman of the Board of Directors, the President or the Controller.

                       (As Amended January 28, 1975)

     SECTION 13. General Counsel and Assistant General Counsel. The General Counsel, who shall be an attorney licensed to practice law in the State of Indiana, shall be the chief legal officer of the Company. He, or one or more other attorneys designated by him, shall represent the Company in proceedings before state and federal courts and administrative agencies and shall provide advice and render opinions to directors, officers and other management personnel of the Company with respect to any legal matter in which the Company is or may become involved. He shall perform such other duties as usually appertain to the office of General Counsel and as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President.

     The Assistant General Counsel shall perform such duties as may be delegated to him by the Board of Directors, the Chairman of the Board of Directors, the President or the General Counsel.

           (As Amended May 30, 1989 to be Effective May 1, 1989)

                                ARTICLE VI.

                                  Shares
                                  ------

     SECTION 1. Certificates. The certificates for shares in the Company shall be consecutively numbered in the order of their issue, and each certificate shall state the name of the registered holder, the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, whether such shares have been fully paid up and are non-assessable, the kind and class of shares represented thereby, and a statement or summary of the relative rights, interests, preferences and restrictions of all classes of such shares; provided, that if the Board of Directors so authorizes, such statement or summary may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Company to any shareholder upon written request and without charge.

     Certificates for shares shall be in such form, consistent with the Amended Articles of Incorporation, as the Board of Directors shall approve. Such certificates shall be signed by the President, or a Vice President, and the Secretary, or an Assistant Secretary, and shall be sealed with the corporate seal, which seal may be an original impression or a facsimile thereof. Where any certificate is countersigned by the written signature of a registrar other than the Company or its employees, the signature of the transfer agent, and the President, Vice President, Secretary or Assistant Secretary of the Company may be facsimiles.

                       (As Amended March 31, 1981)

     SECTION 2. Record of Shareholders. The Company shall keep at its principal office a complete

                                   --7--



and accurate list of the shareholders of each class of shares issued and outstanding setting forth the names and addresses of the shareholders of each class and the number of shares held by each such shareholder.

     The Company shall be entitled to treat the holder of record of any share or shares as the owner in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Indiana.

     SECTION 3. Transfers of Shares. The transfer of shares may be made on the books of the Company only by the holder thereof or his duly authorized attorney and upon surrender of the certificate representing the same, properly endorsed and/or assigned; title to certificates and to the shares represented thereby can be transferred only as provided by the laws of the State of Indiana.

     SECTION 4. Transfer Books; Record Date. The books for the transfer of the shares of the Company may be closed for such period, in anticipation of shareholders meetings, the payment of dividends or the allotment of rights, as the Board of Directors from time to time may determine. In lieu of providing for the closing of the transfer books, the Board of Directors may, in its discretion, fix a date not exceeding fifty (50) days (and in the case of a shareholders meeting, not less than ten (10) days) prior to the date fixed for any such meeting, payment, or allotment as a record date for such purpose.

     SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and registrars or appoint qualified agents to perform both the functions of transfer agent and registrar. The Board of Directors shall require all certificates for shares to bear the written signature of the registrar and may require such certificates to bear also the written signature of the transfer agent.

                       (As Amended March 31, 1981)

     SECTION 6. Lost or Destroyed Certificates. Any person claiming a certificate for shares to be lost or destroyed shall make an affidavit or affirmation of that fact and shall give the Company and/or the transfer agents and/or the registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the officers of the Company, and/or the transfer agents, and/or the registrars, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed; or in lieu of the foregoing procedure, such person may proceed in accordance with the laws of the State of Indiana.

                               ARTICLE VII.

                      Checks, Notes, Contracts, Etc.
                      ------------------------------

     SECTION 1. Checks; Notes. All checks, notes, drafts, acceptances, or other demands or orders for the payment of money of the Company shall be signed by such officer or officers, or person or persons, as the Board of Directors may from time to time designate. When so authorized by the Board of Directors, the signatures of such officers on any bonds, notes, debentures, or other evidences of indebtedness may be facsimiles and such facsimiles on such instruments shall be deemed the equivalent of and constitute the written signatures of such officers for all purposes including, but not limited to, the full satisfaction of any signature requirements of the laws of the State of Indiana on the negotiable bonds, notes, debentures, and other evidences of indebtedness of the Company.

                                   --8--



     SECTION 2. Contracts Requiring Seal. All contracts, deeds, mortgages, leases or instruments that require the seal of the Company shall be signed by the President, or a Vice President, and by the Secretary, or an Assistant Secretary, or by such officer or officers, or person or persons, as the Board of Directors may by resolution prescribe, except as provided in Section 1 of this Article VII. Such seal may be an original impression or an engraved or imprinted facsimile thereof.

                               ARTICLE VIII.

                                   Seal
                                   ----

     The corporate seal shall have inscribed thereon the name of the Company and the word ``SEAL''.

                                ARTICLE IX.

                                Fiscal Year
                                -----------

     The fiscal year shall be the calendar year.

                                ARTICLE X.

                         Miscellaneous Provisions
                         ------------------------

     SECTION 1. Inspection of Books. The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts and books of the Company (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

     SECTION 2. Notices. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer, or shareholder, it may be given by depositing the same in the post office or a letter box, in a postpaid sealed wrapper, addressed to such director, officer, or shareholder at such address as appears on the books of the Company, or in default of other address, to such director, officer or shareholder at the General Post Office in the City of Indianapolis, Indiana, and such notice shall be deemed to be given at the time of such mailing.

     SECTION 3. Waiver. Any director, officer or shareholder may waive any notice required to be given under these By-Laws either before, at, or after any meeting, and such waiver shall be equally as effective as the due service of notice.

                                ARTICLE XI.

                           Amendments and Repeal
                           ---------------------

     SECTION 1. Amendments. These By-Laws may be altered, amended or repealed, and new By-Laws may be made at any annual, regular, or special meeting of the Board of Directors by the affirmative vote of a number of directors equal to a majority of the number who would constitute the full Board of Directors at the time of such action.

     SECTION 2. Repeal. All By-Laws of the Company, and amendments thereto, heretofore made and adopted by the shareholders and/or directors of the Company are hereby expressly repealed.


                                   --9--